Exhibit 10.9

Addendum II

to

Quota Share Reinsurance Agreement

(Effective January 1, 2002)

between

COAST NATIONAL INSURANCE COMPANY (“Coast National”)
SECURITY NATIONAL INSURANCE COMPANY (“Security National”)
BRISTOL WEST INSURANCE COMPANY (“Bristol”)
BRISTOL WEST CASUALTY INSURANCE COMPANY (“Bristol”)
(hereinafter called the “Company”)

and

THE PARTICIPANTS SUBSCRIBING TO THE RESPECTIVE
INTERESTS AND LIABILITIES AGREEMENTS TO WHICH THIS AGREEMENT
IS ATTACHED
(hereinafter called the “Reinsurer”)

It is understood and agreed by the parties that Chubb Atlantic Reinsurance Specialists Ltd. has legally changed its name to Chubb Re (Bermuda) Ltd. It is further understood and agreed by the parties that effective November 1, 2003 , the following article is amended to read as follows:

ARTICLE XIV

MAXIMUM SUBJECT NET PREMIUM

It is agreed that the Maximum Subject Net Premium written for the Company for Underwriting Years 2002, 2003 and 2004, shall equal $450,000,000, $725,000,000 and $863,500,000 respectively unless otherwise agreed to by the Reinsurer.

It is agreed that the Maximum Subject Net Premium for Security National for Underwriting Years 2002, 2003 and 2004, shall equal $50,000,000, $65,000,000 and $80,000,000 respectively unless otherwise agreed to by the Reinsurer.  However, for purposes of determining the Maximum Subject Net Premium for Security National, the Florida “credit business” premium shall not be included.

It is agreed that the Maximum Subject Net Premium written in the state of Texas for Underwriting Years 2002, 2003 and 2004, shall equal $20,000,000, $35,000,000 and $45,000,000 respectively unless otherwise agreed to by the Reinsurer.

If at any time the Company estimates that the Maximum Subject Net Premium, as heretofore itemized, will be exceeded they may request a revision in writing and the Reinsurer shall respond to that request in writing, within 30 days, with its approval or denial.  However, this request cannot be made for an Underwriting Year prior to the year of the request of change.  Such approval shall not be unreasonably withheld.

In the event the aforementioned or otherwise agreed upon Maximum Subject Net Premiums written for any individual Underwriting Year are exceeded, the Quota Share Percentage applicable shall be the quotient of (1) the product of (A) the Quota Share Percentage otherwise applicable time (B) the Maximum Subject Net Premium written, divided by (2) the Subject Net Premium written.

Nothing herein contained shall alter, vary or extend any provision or condition of this Contract other than as above stated.

In Witness Whereof, the parties hereto have caused this Addendum II to be signed in duplicate by their duly authorized representatives.

Anaheim, California, this               day of                         in the year 2003.

/s/ Alexis S. Oster
Coast National Insurance Company

Davie, Florida, this               day of                         in the year 2003.

/s/ Alexis S. Oster
Security National Insurance Company

Philadelphia, Pennsylvania, this               day of                         in the year 2003.

/s/ Alexis S. Oster
Bristol West Insurance Company

Independence, Ohio, this               day of                         in the year 2003.

/s/ Alexis S. Oster
Bristol West Casualty Insurance Company

Bermuda, this               day of                         in the year 2003.

/s/ Martin Vezina
Chubb Re (Bermuda) Ltd.(formerly Chubb Atlantic Reinsurance Specialists Ltd.) on behalf of Federal Insurance Company